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                               CONSENT OF COUNSEL


                 Warburg, Pincus New York Tax Exempt Fund, Inc.

         We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 13 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 2-94841, Investment Company Act File No. 811-4170) of Warburg, Pincus New York Tax Exempt Fund, Inc. (the "Fund") under the caption "Independent Accountants and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.




                                          /s/Willkie Farr & Gallagher
                                          -----------------------------------
                                             Willkie Farr & Gallagher



New York, New York
June 25, 1997